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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Metropolitan Financial Corp. on Form S-3 of our report dated February 25, 2000, on Metropolitan Financial Corp.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Metropolitan Financial Corp. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                   Crowe, Chizek and Company LLP


Cleveland, Ohio

May 10, 2000